U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: January 16, 2007



                           ECOLOCLEAN INDUSTRIES, INC.
             (Exact Name of registrant as specified in its Charter)




         Nevada                        0-33481                    65-1060612
------------------------         -------------------          ------------------
(State of Incorporation)         Commission File No.          Fed. Taxpayer I.D.


2242 South Highway 83, Crystal City, TX                              78839
------------------------------------------                    ------------------
(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, (   830   )       374       -      9100
                               -----------  -------------      ----------




                     (Registrant's former name and address)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 4.01   Changes in Registrant's Certifying Accountant

Resignation of Baum & Company, P.A.

On January 16, 2007, the Board of Directors of Ecoloclean Industries, Inc. (Company) was notified by it's certifying accountant, Baum & Company, P.A. of Coral Springs, Florida that due to Ecoloclean's failure to pay money for accounting services, Baum & Company resigned effective January 16, 2007.

The Company's Board of Directors has accepted the resignation of Baum & Company, P.A.

No  accountant's  report on the financial  statements for either of the past two
(2) years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the ability of the Company to continue as a going concern.

During the Company's two most recent fiscal years (ended December 31, 2005 and and 2004) and from January 1, 2005 to the date of this Report, there were no disagreements with Baum & Company, P.A. on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure. There were no reportable events, as described in Item 304(a)(1)(iv)(B) of Regulation S-B, during the Company's two most recent fiscal years (ended December 31, 2005 and 2004) and from January 1, 2006 to the date of this Report.

As of this date of this Report, the Registrant has not engaged a replacement independent certifying accountant.

Item 9.01  Financial Statements and Exhibits

      (c)  Exhibits

       16  Letter from Baum & Co., P.A.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     ECOLOCLEAN INDUSTRIES, INC.

Dated: January 16, 2007

                                                      /s/ Royis Ward
                                                     ---------------------------
                                                     By: Royis Ward
                                                     Title: President